Exhibit 99.1

Finjan Holdings Appoints Eyal Harari to Lead Advisory Services Firm, CybeRisk, as Chief Executive Officer

EAST PALO ALTO, CA – 11/09/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, announced that Eyal Harari has been appointed as Chief Executive Officer of its wholly owned subsidiary, CybeRiskTM. Mr. Harari will be responsible for carrying out current contracts and ongoing business development for the risk advisory services business. Effective November 14, 2016, Eyal will replace Yoram Golandsky who is departing to lead an in-house security program for a financial institution.

In his previous role as Chief Operating Officer of CybeRisk, Mr. Harari was intimately involved in establishing and managing the day-to-day operations and, having been with the company since inception, he has been instrumental in the business and brand development over the past 18 months. Prior to his work at CybeRisk, Mr. Harari held several senior positions in the Security industry. At Cisco, he was the Operations Manager of the Israeli Cyber Center of Excellence worldwide operations where he managed the center’s resources both internally and externally including projects initiation, deliverables, finance and quality. Prior to Cisco, he served as the Vice President of Operations for Security-Art, a cyber security and information risk management power house.

"CybeRisk is an important subsidiary for Finjan, allowing us to leverage our 20-year history and deeply rooted knowledge in cybersecurity, for the benefit of the firm’s clients and consumers by creating awareness of cyber related risks,” stated Phil Hartstein, President and CEO of Finjan. “We firmly believe that people have to be part of any technology solution and we congratulate Eyal and look forward to continuing to build CybeRisk through his very capable leadership, we’d like to thank Yoram for his service and wish him well in his future endeavors."

“I would like to thank Phil and the team at Finjan for the appointment as CEO of CybeRisk. Having been in business 18 months, I believe CybeRisk is on a path towards real momentum,” said Harari. “The prevalence of cybersecurity threats to organizations, both large and small, is increasing and I am confident we have the right team in place, the experience and the knowledge to offer corporations guidance and deliver on our promise of interconnection from the server room to the board room."

ABOUT FINJAN HOLDINGS, INC.
Established nearly 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow CybeRisk and Finjan Holdings, Inc.:
Twitter: @CybeRisk_Sec | @FinjanHoldings
Facebook: www.facebook.com/CybeRisk-Security-Solutions-854908157891105 | facebook.com/FinjanHoldings/
LinkedIn: linkedin.com/company/cyberisk | linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

CybeRisk Contact:
Eyal Harari | CybeRisk
+972-54-6784844| eharari@cyberisk.biz

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com